EXHIBIT B
                                CSW Energy, Inc.
                              Statements of Income
               For the Twelve Months Ended June 30, 1997 and 1996
                                   (Unaudited)
                                    ($000's)

                                                     June 30,        June 30,
                                                       1997            1996
                                                     --------        --------
OPERATING REVENUE:
       Equity in income from energy projects          $18,698         $16,905
       Operation and maintenance services               4,016           3,960
       Other                                              450            --
                                                     --------        --------
                  Total operating revenue              23,164          20,865


OPERATING EXPENSES:
       Salaries, wages, and benefits                    5,198           4,871
       Loss on construction contract                        7             199
       Operation and maintenance services               2,879           2,509
       General and administrative                       2,867           5,125
       Nonrecoverable project development costs          --             6,187
                                                     --------        --------
                  Total operating expenses             10,951          18,891
                                                     --------        --------

INCOME FROM OPERATIONS                                 12,213           1,974

OTHER INCOME (EXPENSE)
       Interest income                                  4,844           6,947
       Interest expense                                (8,730)        (10,196)
       Other, net                                         872         (13,242)
                                                     --------        --------
                  Total other income (expense)         (3,014)        (16,491)
                                                     --------        --------

INCOME (LOSS) BEFORE INCOME TAXES                       9,199         (14,517)

PROVISION (BENEFIT) FOR INCOME TAXES                    3,575          (5,635)
                                                     --------        --------

                  Net income (loss)                    $5,624         $(8,882)
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